As filed with the Securities and Exchange Commission on February 28, 2023

No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PowerSchool Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	85-4166024
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

150 Parkshore Drive

Folsom, California 95630

(877) 873-1550

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Hardeep Gulati

Chief Executive Officer

150 Parkshore Drive

Folsom, California 95630

(877) 873-1550

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert M. Hayward, P.C.

Robert E. Goedert, P.C.

Michael P. Keeley

Kirkland & Ellis LLP

300 North LaSalle

Chicago, IL 60654

(312) 862-2000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PROSPECTUS

PowerSchool Holdings, Inc.

Class A Common Stock

This prospectus covers the resale by the selling stockholders to be identified in one or more supplements to this prospectus of shares of Class A common stock (as defined below), including shares of Class A common stock issuable in exchange for units (“LLC Units”) in PowerSchool Holdings LLC (formerly known as Severin Holdings, LLC) on a one-for-one basis and an equal number of shares of Class B common stock (as defined below) of PowerSchool Holdings, Inc. (“PowerSchool,” the “Company,” “we” or “us”) held by the selling stockholders. Any shares of Class B common stock so delivered will be cancelled.

We are not selling any shares of Class A common stock under this prospectus, and we will not receive any of the proceeds from the sale or other disposition of shares of Class A common stock by the selling stockholders.

These securities may be offered and sold by the selling stockholders from time to time in accordance with the provisions set forth under “Plan of Distribution.” The selling stockholders may offer and sell these securities to or through one or more underwriters, dealers or agents, who may receive compensation in the form of discounts, concessions or commissions, or directly to purchasers, on a continuous or delayed basis. The selling stockholders may offer and sell these securities at various times in amounts, at prices and on terms to be determined by market conditions and other factors at the time of such offerings. This prospectus describes the general terms of these securities and the general manner in which the selling stockholders will offer and sell these securities. A prospectus supplement or free writing prospectus, if needed, will identify the selling stockholders, describe the specific manner in which the selling stockholders will offer and sell these securities and also may add, update or change information contained or incorporated by reference in this prospectus. The names of any underwriters and the specific terms of a plan of distribution, if needed, will be stated in a prospectus supplement or a free writing prospectus.

Our Class A common stock is listed on The New York Stock Exchange (“NYSE”) under the symbol “PWSC.” The last reported closing sale price of our Class A common stock on the NYSE was $23.01 per share on February 27, 2023.

PowerSchool Holdings, Inc. has two authorized classes of common stock: Class A common stock, par value $0.0001 per share (“Class A common stock”), and Class B common stock, par value $0.0001 per share (“Class B common stock” and, together with Class A common stock, the “common stock”). Holders of our Class A common stock and Class B common stock are each entitled to one vote per share. All holders of Class A common stock and Class B common stock will vote together as a single class except as otherwise required by applicable law or our certificate of incorporation. Holders of Class B common stock do not have any right to receive dividends or distributions upon the liquidation or winding up of PowerSchool Holdings, Inc.

PowerSchool Holdings, Inc. is an “emerging growth company” as the term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, has elected to comply with certain reduced public company reporting requirements for this prospectus and expects to continue to do so in future filings.

INVESTING IN OUR CLASS A COMMON STOCK INVOLVES A NUMBER OF RISKS. SEE “RISK FACTORS” ON PAGE 4 OF THIS PROSPECTUS AND IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND THE RISK FACTORS IN THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND IN THE APPLICABLE PROSPECTUS SUPPLEMENT TO READ ABOUT FACTORS YOU SHOULD CAREFULLY CONSIDER BEFORE INVESTING IN OUR CLASS A COMMON STOCK.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 28, 2023.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the SEC using a “shelf” registration process as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Using this process, the selling stockholders may offer the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of us and the securities that may be offered by the selling stockholders. Because each of the selling stockholders may be deemed to be an “underwriter” within the meaning of the Securities Act, each time securities are offered by the selling stockholders pursuant to this prospectus, the selling stockholders may be required to provide you with this prospectus and, in certain cases, a prospectus supplement that will contain specific information about the selling stockholders and the terms of the securities being offered. We may also provide you with a free writing prospectus that contains information about the specific terms of that offering, including the name of any selling stockholder and the prices at which the shares of our Class A common stock will be sold. Any prospectus supplement and any free writing prospectus may also add to, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement or free writing prospectus, you should rely on the information in such prospectus supplement or free writing prospectus. Please carefully read this prospectus and the applicable prospectus supplement or free writing prospectus, in addition to the information contained in the documents we refer to under the headings “Where You Can Find More Information” and “Information Incorporated by Reference.”

You should rely only on the information contained in this prospectus and in the applicable prospectus supplement or free writing prospectus, including any information incorporated by reference. Neither we nor the selling stockholders nor any underwriter have authorized anyone to provide you with any information or to make any representations other than those contained or incorporated by reference in this prospectus, the applicable prospectus supplement or free writing prospectus made available by us. Neither we, the selling stockholders nor any underwriter take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

You should assume that the information appearing in this prospectus is accurate only as of the date on the cover of this prospectus and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial

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condition, results of operations and prospects may have changed since the date indicated on the cover page of such documents.

The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe these restrictions. This prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which the offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make the offer or solicitation.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before investing in our Class A common stock. For a more complete understanding of us and any offering, you should read and carefully consider the entire prospectus and the applicable prospectus supplement, including the risk factors, financial statements and related notes and other information that we incorporate by reference herein and therein, including our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. Some of the statements in this prospectus are forward-looking statements. See “Forward-Looking Statements.”

Unless the context otherwise requires, the terms “PowerSchool,” the “Company,” “our company,” “we,” “us” and “our” in this prospectus refer to PowerSchool Holdings, Inc. and, where appropriate, its consolidated subsidiaries.

Company Overview

At PowerSchool, we believe in the simple truth that every student deserves the best opportunities in life. Unfortunately, because adoption of technology in education has lagged behind other sectors, K-12 schools and school districts, and ultimately their students and families, have yet to experience all the benefits from digital transformation. That’s why we seek to power the education ecosystem with unified technology that helps educators and students realize their potential, in their way. A digital transformation in education is currently under way, unleashing tremendous potential, surfacing insights and driving efficiencies, and we believe all administrators, educators and students are entitled to benefit from this advancement.

As a pioneer and the leading provider of cloud-based software to the K-12 education market, we provide a comprehensive platform of cloud solutions that deliver a broad range of mission-critical capabilities to K-12 organizations, including the core system of record used by districts and schools, student and teacher assessment tools, learning management systems, teacher hiring and retention solutions, and insights and analytics that leverage rich data to improve education outcomes. As of December 31, 2022, we serve more than 15,000 customers, including over 90 of the 100 top districts by student enrollment in the United States, have 30 state-, province-, or territory-wide contracts in North America, and sell solutions in over 90 countries globally. Our platform is embedded in school workflows and is used on a daily basis by teachers, students, administrators and parents in schools and districts representing over 50 million students globally, over 80% of all K-12 students in the U.S. and Canada. Our cloud-based technology platform helps schools and districts efficiently manage state reporting and related compliance, special education, finance, HR, talent, registration, attendance, funding, learning, instruction, grading, college and career readiness, assessments and analytics in one place. Through our platform approach, we help our customers streamline operations, aggregate disparate data sets and develop insights using predictive modelling and machine learning. Our ability to transform information into actionable insights improves the efficiency of school operations, the quality of instruction delivered by teachers, and the pace of student growth, which we believe should have a profound effect on K-12 educational outcomes.

Our broad scale, engagement with all constituents and single-sector focus has made us one of the most recognizable and trusted brands in the K-12 market. We achieved our leadership position by combining over twenty-five years of deep expertise with our vision to create modern technology to automate and streamline inefficient processes, aggregate critical data in central system of record systems, and utilize assessment and data analytics to help students succeed.

School districts have steadily increased investment in cloud-based software solutions, and we expect the adoption trend to accelerate post- COVID-19. The COVID-19 pandemic created a seminal moment for education, driving secular step-function changes in the pace of technology adoption. These recent events have also exposed the lack of technological readiness in many schools and districts. Faced with extended closures, school leadership had to rapidly mobilize resources to confront the acute technical, instructional, and administrative challenges of maintaining uninterrupted learning, teaching and operations.

Our customers include every major type of K-12 organization across a range of sizes. Our solutions are mission-critical and foster a high degree of customer loyalty, resulting in long-standing and stable customer relationships. PowerSchool has grown rapidly over the last several years and we plan to continue to deepen our relationships with existing customers by providing strong customer support, cross-selling incremental solutions and integrating point solutions for customers.

For a more fulsome description of our business, please refer to Part I, Item 1, “Business” in our most recent Annual Report on Form 10-K, which is incorporated herein by reference, as amended by any subsequent amendment or any report filed for the purpose of updating that description.

Our Principal Stockholders

We have a valuable relationship with funds associated with Onex Partners Manager LP (“Onex Partners” or “Onex”) and Vista Equity Partners (“Vista”).

Founded in 1984, Onex manages and invests capital on behalf of its stockholders, institutional investors and high net worth clients from around the world. Onex’s platforms include: Onex Partners, private equity funds focused on mid- to large-cap opportunities in North America and Western Europe; ONCAP, private equity funds focused on middle market and smaller opportunities in North America; Onex Credit, which manages primarily non-investment grade debt through tradeable, private and opportunistic credit strategies; and Gluskin Sheff’s wealth management services including its actively managed public equity and public credit funds. In total, as of December 31, 2022, Onex has approximately $50.8 billion of assets under management, of which approximately $7.9 billion is its own investing capital. With offices in Toronto, New York, New Jersey, Boston and London, Onex and its experienced management teams are collectively the largest investors across Onex’s platforms.

Vista is a leading global investment firm with more than $95 billion in assets under management as of September 30, 2022. The firm exclusively invests in enterprise software, data and technology-enabled organizations across private equity, permanent capital, credit and public equity strategies, bringing an approach that prioritizes creating enduring market value for the benefit of its global ecosystem of investors, companies, customers and employees. Vista’s investments are anchored by a sizable long-term capital base, experience in structuring technology-oriented transactions and proven, flexible management techniques that drive sustainable growth. Vista believes the transformative power of technology is the key to an even better future—a healthier planet, a smarter economy, a diverse and inclusive community and a broader path to prosperity.

General Corporate Information

We completed our initial public offering on July 30, 2021, and our Class A common stock commenced trading on the NYSE on July 28, 2021. Our principal executive offices are located at 150 Parkshore Drive, Folsom, California 95630. Our telephone number is (877) 873-1550. Our website address is www.powerschool.com and our investor relations website is investors.powerschool.com. The information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our Class A common stock. We are a holding company and all of our business operations are conducted through, and substantially all of our assets are held by, our subsidiaries.

Additional information about us is included in documents incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Information Incorporated by Reference.”

Trademarks, Service Marks, and Trade Names

This prospectus and the documents incorporated by reference herein include our trademarks, service marks and trade names, such as “PowerSchool,” which are protected under applicable intellectual property laws and are the property of the Company or its subsidiaries. This prospectus and the documents incorporated by reference herein also contain trademarks, service marks and trade names of other companies which are the property of their respective owners. Solely for convenience, trademarks, service marks and trade names referred to in this prospectus and the documents incorporated by reference herein may appear without the ®, SM or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks, service marks and trade names. We do not intend our use or display of the trademarks, service marks or trade names of other parties to imply a relationship with, or endorsement of, these other parties.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K and in subsequently filed Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or the applicable prospectus supplement or incorporated by reference herein or therein. The risks so described are not the only risks facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. Furthermore, the trading price of our Class A common stock could decline due to any of these risks, and you may lose all or part of your investment.

FORWARD-LOOKING STATEMENTS

Certain statements in or incorporated by reference in this prospectus and the applicable prospectus supplement are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, our objectives for future operations, and any statements of a general economic or industry specific nature, are forward-looking statements. Words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely,” “outlook,” “potential,” “targets,” “contemplates,” or the negative or plural of these words and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe, based on information currently available to our management, may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, related to our operations, financial results, financial condition, business, prospects, growth strategy, and liquidity. Accordingly, there are, or will be, important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to:

•	our history of cumulative losses and expectation that we will not be profitable for the foreseeable future;

•	risks associated with failing to continue our recent growth rates;

•	the competitiveness of the market in which we operate;

•	risks and uncertainties associated with potential acquisitions and divestitures;

•	our ability to retain, hire and integrate skilled personnel including our senior management team;

•	our ability to develop, introduce and market new and enhanced versions of our solutions to meet customer needs and expectations;

•	our ability to scale our business and manage our expenses;

•	the impact of adverse general and industry-specific economic and market conditions;

•	the impact on our operations and financial condition from the effects of the COVID-19 pandemic;

•	the impact of inflation, rising interest rates and global conflicts, including disruptions in European economies as a result of the war in Ukraine;

•	risks to our revenue from changes in the spending policies or budget priorities for government funding of K-12 schools;

•	risks related to the procurement process and budget decision by government entities;

•	our ability to correctly estimate market opportunity and forecast market growth;

•	our ability to successfully develop new solutions or materially enhance current solutions through our research and development efforts;

•	risks caused by delays in upturns or downturns being reflected in our financial position and results of operations;

•	the length and variability of our sales cycles;

•	risks related to negotiating leverage and the demands of our large customers;

•	our ability to change our pricing models, if necessary to compete successfully;

•	our ability to acquire new accounts and successfully retain existing accounts;

•	our ability to maintain, enhance and protect our brand;

•	the seasonality of our sales and customer growth;

•	the effects of interruptions or delays in services provided by our data centers or other third parties;

•	risks associated with lawsuits by third parties for alleged infringement, misappropriation or other violation of their intellectual property and proprietary rights;

•	our ability to obtain, maintain, protect and enforce intellectual property protection for our current and future solutions;

•	the impact of potential information technology or data security breaches or other cyber-attacks or other disruptions;

•	the risks associated with indemnity provisions in some of our agreements;

•	the risks related to our use of open source software in certain of our solutions;

•	the impact of interruptions or performance problems associated with our technology or infrastructure;

•	the impact of real or perceived errors, failures or bugs in our solutions;

•	risks related to incorrect or improper use of our solutions or our failure to properly train customers on how to utilize our solutions;

•	our ability to offer high-quality support;

•	our ability to predict and respond to rapidly evolving technological trends and our customers’ changing needs;

•	the fact that our activities are and will continue to be subject to extensive government regulation;

•	our ability to comply with HIPAA and other privacy laws and regulations;

•	risks related to changes in tax laws;

•	the impact of export and import control laws and regulations;

•	risks relating to non-compliance with anti-corruption, anti-bribery and similar laws;

•	risks related to future litigation;

•	changes in privacy laws and regulations applicable to our business;

•	our ability to comply with legal requirements, contractual obligations and industry standards relating to security, data protection and privacy;

•	risks to our reputation and of liability from a failure to comply with a variety of complex procurement rules and regulations;

•	our reliance on third-party software and intellectual property licenses;

•	our ability to develop and maintain proper and effective internal control over financial reporting;

•	our management team’s limited experience managing a public company; and

•	the impact of variation in our quarterly operating results on the trading price of our stock.

Forward-looking statements are based on expectations and assumptions that we believe to be reasonable when made, but that may not prove to be accurate. These statements are not guarantees and are subject to various risks, uncertainties and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Information concerning factors that could cause actual results to differ from those in our forward-looking statements is contained under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, which is incorporated in this prospectus by reference (and in any of our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q for subsequent periods that are so incorporated). Any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update or revise any forward-looking statement whether as a result of new information, future events or otherwise, except as required by law.

USE OF PROCEEDS

We are not selling any shares of Class A common stock under this prospectus, and we will not receive any of the proceeds from the sale of shares of Class A common stock by the selling stockholders. All shares of Class A common stock offered from time to time pursuant to this prospectus are being registered for the account of the selling stockholders.

SELLING STOCKHOLDERS

Information regarding the identities of any selling stockholders, any material relationships the selling stockholders have had with the Company within the past three years, the beneficial ownership of our Class A common stock by the selling stockholders, the number of shares being offered by such selling stockholders and the number of shares beneficially owned by the selling stockholders after the applicable offering will be set forth in a prospectus supplement, free writing prospectus, post-effective amendment or filings we make with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference. No selling stockholder may sell any shares of our Class A common stock pursuant to this prospectus until we have identified such selling stockholder and the shares being offered for resale by such selling stockholder in a subsequent prospectus supplement or in a post-effective amendment. However, selling stockholders may sell or transfer all or a portion of their shares of our Class A common stock pursuant to any available exemption from the registration requirements of the Securities Act.

DESCRIPTION OF CAPITAL STOCK

The description of our capital stock is incorporated by reference to Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 24, 2022.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We currently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future. Additionally, because we are a holding company, our ability to pay dividends on our Class A common stock may be limited by restrictions on the ability of our subsidiaries to pay dividends or make distributions to us. Any future determination to declare cash dividends will be made at the discretion of our board of directors, subject to applicable laws, and will depend on a number of factors, including our financial condition, results of operations, capital requirements, contractual restrictions, general business conditions, and other factors that our board of directors may deem relevant. Holders of our Class B common stock, as such, are not entitled to participate in any dividends declared by our board of directors.

MATERIAL U.S. FEDERAL INCOME TAX

CONSEQUENCES TO NON-U.S. HOLDERS

The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership and disposition of our Class A common stock sold pursuant to this prospectus, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Internal Revenue Code of 1986, as amended, or the Code, Treasury regulations promulgated thereunder, or Treasury Regulations, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, or the IRS, in each case as in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder of our Class A common stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to those discussed below regarding the tax consequences of the purchase, ownership and disposition of our Class A common stock.

This discussion is limited to Non-U.S. Holders that hold our Class A common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to persons subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the U.S.;

•	persons subject to the alternative minimum tax;

•	persons holding our Class A common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies and other financial institutions;

•	real estate investment trusts or regulated investment companies;

•	brokers, dealers or traders in securities;

•	“controlled foreign corporations”, “passive foreign investment companies”, and corporations that accumulate earnings to avoid U.S. federal income tax;

•	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell our Class A common stock under the constructive sale provisions of the Code;

•	persons who hold or receive our Class A common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•	persons that own, or are deemed to own, more than five percent of our Class A common stock (except to the extent specifically set forth below);

•	“qualified foreign pension funds” (within the meaning of Section 897(1)(2) of the Code and entities, all of the interests of which are held by qualified foreign pension funds); and

•	tax-qualified retirement plans.

If any partnership or other entity or arrangement classified as a partnership for U.S. federal income tax purposes holds our Class A common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our Class A common stock and partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR CLASS A COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our Class A common stock that is neither a “United States person” nor a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes. A United States person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the U.S.;

•	a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized under the laws of the U.S. any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions

As described in the section titled “Dividend Policy,” we do not anticipate declaring or paying dividends to holders of our Class A common stock in the foreseeable future. However, if we make distributions of cash or property on our Class A common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a non-taxable return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its Class A common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “Sale or Other Taxable Disposition.”

Subject to the discussion below on effectively connected income, backup withholding, and the Foreign Account Tax Compliance Act, dividends paid to a Non-U.S. Holder of our Class A common stock will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes to the applicable withholding agent prior to the payment of dividends a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the U.S. (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the U.S. to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the U.S.

Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to a United States person. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include such effectively connected dividends. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or Other Taxable Disposition

Subject to the discussion below on backup withholding and the Foreign Account Tax Compliance Act, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our Class A common stock unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the U.S. (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the U.S. to which such gain is attributable);

•	the Non-U.S. Holder is a nonresident alien individual present in the U.S. for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•

our Class A common stock constitutes a U.S. real property interest, or USRPI, by reason of our status as a U.S. real property holding corporation, or USRPHC, for U.S. federal income tax purposes at any time within the shorter of (1) the five-year period preceding the Non-U.S. Holder’s disposition of our Class A common stock and (2) the Non-U.S. Holder’s holding period for our Class A common stock. Generally, a domestic corporation is a USRPHC if the fair market value of its USRPIs equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to a United States person. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include such effectively connected gain.

A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on any gain derived from the disposition, which may generally be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the U.S.), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however,

on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of our Class A common stock will not be subject to U.S. federal income tax if our Class A common stock is “regularly traded on an established securities market,” as defined by applicable Treasury Regulations, and such Non-U.S. Holder owned, actually and constructively, five percent or less of our Class A common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period. If we were to become a USRPHC and our Class A common stock were not considered to be “regularly traded” on an established securities market during the calendar year in which the relevant disposition by a Non-U.S. Holder occurs, such Non-U.S. Holder (regardless of the percentage of Class A common stock owned) would be subject to U.S. federal income tax on a sale or other taxable disposition of our Class A common stock and a 15% withholding tax would apply to the gross proceeds from such disposition.

Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Payments of dividends on our Class A common stock generally will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the Non-U.S. Holder is a United States person and the Non-U.S. Holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any dividends on our Class A common stock paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our Class A common stock within the U.S. or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such Non-U.S. Holder is a United States person, or the Non-U.S. Holder otherwise establishes an exemption. If a Non-U.S. Holder does not provide the certification described above or the applicable withholding agent has actual knowledge or reason to know that such Non-U.S. Holder is a United States person, payments of dividends or of proceeds of the sale or other taxable disposition of our Class A common stock generally will be subject to backup withholding at a rate currently equal to 24% of the gross proceeds of such dividend, sale, or taxable disposition. Proceeds of a disposition of our Class A common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Non-U.S. Holders should consult their tax advisors regarding information reporting and backup withholding.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”)) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or gross proceeds from the sale or other disposition of, our Class A common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each direct and indirect substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to noncompliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules.

Under the Code, applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our Class A common stock. The U.S. Department of the Treasury released proposed regulations (which may be relied upon by taxpayers until final regulations are issued), which eliminate FATCA withholding on the gross proceeds from a sale or other disposition of our Class A common stock. Accordingly, FATCA withholding on the gross proceeds from a sale or other disposition of our Class A common stock is not currently expected to apply.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our Class A common stock.

PLAN OF DISTRIBUTION

The shares of our Class A common stock covered by this prospectus are being registered to permit the selling stockholders to offer and sell such shares from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale or other distribution of the Class A common stock offered by the selling stockholders.

The selling stockholders may act independently of us in making decisions with respect to the timing, manner and size of any of their sales. The selling stockholders and certain of their successors, including certain transferees and assignees, may make sales of the shares of Class A common stock covered by this prospectus from time to time through one or more methods specified herein or through a combination of any of such methods or any other method permitted pursuant to applicable law. Such offers and sales may be made directly to purchasers, through underwriters, to dealers or through agents, on the NYSE or any other stock exchange on which the shares are listed or otherwise at prices and under terms prevailing at the time of the sale, at prices related to the then-current market price, at fixed prices, at varying prices determined at the time of sale, at privately negotiated prices or any other method permitted pursuant to applicable law. Such sales may be effected by a variety of methods, including the following:

•	in market transactions or on any national securities exchange or quotation service or over-the-counter market on which the shares may be listed or quoted at the time of sale;

•	in transactions other than on such exchanges or services or in the over-the-counter market;

•	in privately negotiated transactions;

•	through one or more underwriters on a firm commitment or best-efforts basis, including through overnight underwritten offerings or bought deals;

•

through the writing or settlement of options or other hedging transactions (including the issuance by the selling stockholders of derivative securities), whether the options or such other derivative securities are listed on an options exchange or otherwise;

•	through the settlement of certain short sales entered into after the date of this prospectus;

•	purchases by the broker-dealer as principal, and resale by the broker-dealer for its account pursuant to this prospectus;

•	a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent, but may resell all or a portion of the block as principal in order to facilitate the transaction;

•	in a public auction;

•	transactions in which a broker-dealer may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	transactions in which the broker-dealer as agent solicits purchasers and ordinary brokerage transactions by the broker-dealer as agent;

•	an offering at other than a fixed price on or through the facilities of any stock exchange on which the shares are then listed or to or through a market maker other than on that stock exchange;

•	through any combination of the foregoing methods of sale; or

•	through any other method permitted pursuant to applicable law.

The selling stockholders may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions.

A selling stockholder that is an entity may elect to make an in-kind distribution of shares of our Class A common stock to its members, partners or equityholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus and an applicable prospectus supplement. To the extent that such members, partners or equityholders are not affiliates of ours, such members, partners or equityholders would thereby receive freely tradeable shares of our Class A common stock pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell our shares of Class A common stock acquired in the distribution.

The selling stockholders may enter into hedging transactions with broker-dealers or any other person, in connection with such broker dealer or other person who may in turn engage in short sales of the shares of Class A common stock in the course of hedging the positions they assume. The selling stockholders also may sell shares short and deliver shares covered by this prospectus and any applicable prospectus supplement to close out the short positions or loan, pledge, or grant a security interest in, some or all the shares owned by them to broker-dealers that in turn may sell such shares.

The selling stockholders may also directly make offers to sell some or all of the shares of Class A common stock offered by them pursuant to this prospectus to, or solicit offers to purchase such shares from, purchasers from time to time.

If the selling stockholders use one or more underwriters in the sale, the underwriters will acquire the securities for their own account, and they may resell these securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered and sold to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. In connection with those sales, underwriters may be deemed to have received compensation from the selling stockholders in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the shares for which they may act as agents. Underwriters may resell the shares to or through dealers, and those dealers may receive compensation in the form of one or more discounts, concessions or commissions from the underwriters and commissions from purchasers for which they may act as agents.

From time to time, the selling stockholders may sell the shares of Class A common stock offered by them pursuant to this prospectus to one or more dealers acting as principals. The dealers, which may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell the shares to purchasers.

The selling stockholders may designate broker-dealers as agents from time to time to solicit offers from purchasers to purchase the shares of Class A common stock offered by them pursuant to this prospectus, or to sell such shares in ordinary brokerage transactions, on their behalf. Such broker-dealers may be deemed to be “underwriters” as that term is defined in the Securities Act in such offering.

The selling stockholders or their respective underwriters, broker-dealers, or agents may make sales of the shares of Class A common stock that are deemed to be an at-the-market offering as defined in Rule 415 of the Securities Act, which includes sales of such shares made directly on or through any stock exchange on which the shares are listed, the existing trading market for the shares, or in the over-the-counter market or otherwise.

From time to time, one or more of the selling stockholders may pledge, hypothecate or grant a security interest in some or all of the shares of Class A common stock owned by them. In the event of default, the pledgees, secured parties or persons to whom the shares have been hypothecated will, to the extent registration rights are transferable and are transferred upon foreclosure, be deemed to be selling stockholders under this prospectus.

In addition to the transactions described above, the selling stockholders may sell the shares of Class A common stock offered by them pursuant to this prospectus in compliance with available exemptions from the registration requirements under the Securities Act, rather than pursuant to this prospectus.

The selling stockholders may decide to sell all or a portion of the securities offered by them pursuant to this prospectus or may decide not to sell any securities under this prospectus. In addition, the selling stockholders may transfer, sell or dispose of the securities by other means not described in this prospectus.

The selling stockholders and any other persons participating in the sale or distribution of shares of Class A common stock will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M. Regulation M may limit the timing of purchases and sales of any of the shares by the selling stockholders and any other such persons. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the shares being distributed for a period of up to five business days before the distribution. This may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares.

To the extent required, the securities to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters and any applicable commissions or discounts with respect to a particular offering will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

We may indemnify, in certain circumstances, the selling stockholders against certain liabilities to which they may become subject in connection with the sale of the shares of Class A common stock offered by them pursuant to this prospectus, including liabilities arising under the Securities Act. Each of the selling stockholders may indemnify us in certain circumstances against certain liabilities to which we may become subject in connection with the sale of such shares, including liabilities arising under the Securities Act. We and the selling stockholders may agree to indemnify underwriters, dealers and agents who participate in the distribution of the shares offered by them pursuant to this prospectus against certain liabilities to which they may become subject in connection with the sale of such shares, including liabilities arising under the Securities Act. We have also agreed that if the indemnification described above is held by a court or government agency of competent jurisdiction to be unavailable to any indemnified party or is insufficient to hold them harmless in respect of any losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such indemnified party on the other in connection with the statements or omissions that resulted in such losses, as well as any other relevant equitable considerations.

Underwriters and their affiliates may engage in transactions with and may perform services for us or our affiliates in the ordinary course of business.

We may pay the expenses of the registration of the shares of Class A common stock offered and sold by the selling stockholders under the registration statement of which this prospectus forms a part, including, but not limited to, all registration and filing fees, fees and expenses of our counsel and accountants, and to reimburse the selling stockholders for any legal fees and expenses reasonably incurred in connection with defending against certain liabilities. The selling stockholders will pay any underwriting discounts and commissions applicable to the shares sold by the selling stockholders.

A prospectus and accompanying prospectus supplement in electronic form may be made available on the websites maintained by the underwriters of a given offering. The underwriters may agree to allocate a number of securities for sale to their online brokerage account holders. Such allocations of securities for internet distributions will be made on the same basis as other allocations. In addition, securities may be sold by the underwriters to securities dealers who resell securities to online brokerage account holders.

In connection with offerings of securities under the registration statement of which this prospectus forms a part and in compliance with applicable law, underwriters, brokers or dealers may engage in transactions that stabilize or maintain the market price of the securities at levels above those that might otherwise prevail in the open market. Specifically, underwriters, brokers or dealers may over-allot in connection with offerings, creating a short position in the securities for their own accounts. For the purpose of covering a syndicate short position or stabilizing the price of the securities, the underwriters, brokers or dealers may place bids for the securities or effect purchases of the securities in the open market. Finally, the underwriters may impose a penalty whereby selling concessions allowed to syndicate members or other brokers or dealers for distribution of the securities in offerings may be reclaimed by the syndicate if the syndicate repurchases previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time. These transactions may be effected on or through any stock exchange on which the shares are listed, the existing trading market for the shares, or in the over-the-counter market or otherwise.

LEGAL MATTERS

The validity of the issuance of our Class A common stock offered by this prospectus will be passed upon for us by Kirkland & Ellis LLP, Chicago, Illinois. Certain partners of Kirkland & Ellis LLP are members of a limited partnership that is an investor in one or more investment funds associated with Vista or are investors in the Company. Kirkland & Ellis LLP represents entities affiliated with Vista in connection with legal matters.

EXPERTS

The financial statements of PowerSchool Holdings, Inc. as of December 31, 2022 and 2021, and for each of the three years in the period ended December 31, 2022, incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC (File No. 001-40684). We have filed with the SEC a registration statement on Form S-3 under the Securities Act to register our Class A common stock being offered by this prospectus. This prospectus, and any document incorporated by reference into this prospectus, which form part of the registration statement, does not contain all of the information included in the registration statement and the attached exhibits. You will find additional information about us and our Class A common stock in the registration statement. References in this prospectus to any of our contracts, agreements, or other documents are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contracts, agreements or documents.

The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov. This reference to the SEC’s website is an inactive textual reference only and is not a hyperlink.

We are subject to the reporting, proxy and information requirements of the Exchange Act, and are required to file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available at the website of the SEC referred to above, as well as on our website, www.powerschool.com as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. This reference to our website is an inactive textual reference only and is not a hyperlink. The contents of, or other information accessible through, our website are not part of this prospectus, and you should not consider the contents of, or other information accessible through, our website in making an investment decision with respect to our Class A common stock.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we provide in other documents filed by us with the SEC. The information incorporated by reference is an important part of this prospectus and the applicable prospectus supplement. We incorporate by reference the following documents that we have filed with the SEC (other than portions of these documents that are deemed to have been furnished and not filed in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01), unless otherwise indicated therein):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed on February 24, 2023;

•

information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December  31, 2021 from our Definitive Proxy Statement on Schedule 14A, filed on April 6, 2022; and

•

the description of our capital stock filed as Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and any amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are deemed to have been furnished and not filed in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01), unless otherwise indicated therein), until all offerings under the registration statement of which this prospectus is a part are completed or terminated, will be considered to be incorporated by reference into this prospectus and to be a part of this prospectus from the dates of the filing of such documents. The most recent information that we file with the SEC automatically updates and supersedes more dated information. Any statement so updated or superseded will not be deemed, except as so updated or superseded, to constitute a part of this prospectus.

We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above that have been incorporated by reference into this prospectus. You should direct requests for those documents to the following address:

PowerSchool Holdings, Inc.

150 Parkshore Drive

Folsom, California 95630

Attn: Chief Legal Officer

(877) 873-1550

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the various expenses expected to be incurred in connection with the sale and distribution of the securities being registered hereby. Unless otherwise stated in any prospectus supplement relating to an offering by the selling stockholders, all such expenses, other than underwriting discounts and commissions, will be paid by us.

SEC registration fee	$	*
Financial Industry Regulatory Authority filing fee		**
Printing expenses		**
Accounting fees and expenses		**
Legal fees and expenses		**
Transfer agent fees and expenses		**
Miscellaneous		**

Total

*	Deferred in accordance with Rule 456(b) and Rule 457(r) of the Securities Act.
**

These fees are calculated based on the securities offered and the number of issuances. Since an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are not currently determinable.

Item 15. Indemnification of Directors and Officers.

Section 102(b)(7) of the Delaware General Corporation Law, or DGCL, allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our certificate of incorporation provides for this limitation of liability.

Section 145 of the DGCL, or Section 145, provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent authorized by the DGCL and that we must also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this section or otherwise.

We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the executive officers and directors with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted under the DGCL.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our certificate of incorporation or bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

We maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.

Item 16. Exhibits.

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

3.1	Amended and Restated Certificate of Incorporation of PowerSchool Holdings, Inc. dated July 27, 2021 (incorporated by reference to Exhibit 3.2 of PowerSchool Holdings, Inc.’s Current Report on Form 8-K filed on July 30, 2021).

3.2	Amended and Restated Bylaws of PowerSchool Holdings, Inc., dated July 27, 2021 (incorporated by reference to Exhibit 3.4 of PowerSchool Holdings, Inc.’s Current Report on Form 8-K filed on July 30, 2021).

4.1	Registration Rights Agreement, dated July 30, 2021, by and among the Company and the other signatories party thereto (incorporated by reference to Exhibit 4.1 of PowerSchool Holdings, Inc.’s Current Report on Form 8-K filed on July 30, 2021).

5.1**	Opinion of Kirkland & Ellis LLP.

23.1**	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

23.2**	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).

24.1**	Powers of Attorney (included on signature page).

107**	Calculation of Registration Fee.

*	To be filed, if necessary, by amendment or incorporated by reference in connection with the offering of the securities.
**	Filed herewith.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Folsom, State of California, on February 28, 2023.

PowerSchool Holdings, Inc.

By:	/s/ Eric Shander
Name:	Eric Shander
Title:	President & Chief Financial Officer

POWER OF ATTORNEY

The undersigned directors and officers of PowerSchool Holdings, Inc. hereby appoint each of Hardeep Gulati and Eric Shander, as attorney-in-fact for the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-3 (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933) and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Hardeep Gulati Hardeep Gulati	Chief Executive Officer and Director (Principal Executive Officer)	February 28, 2023

/s/ Eric Shander	President & Chief Financial Officer (Principal Financial Officer)	February 28, 2023
Eric Shander

/s/ Angelina Hendraka	Chief Accounting Officer (Principal Accounting Officer)	February 28, 2023
Angelina Hendraka

/s/ David Armstrong	Director	February 28, 2023
David Armstrong

/s/ Barbara Byrne	Director	February 28, 2023
Barbara Byrne

/s/ Judy Cotte	Director	February 28, 2023
Judy Cotte

/s/ Laurence Goldberg	Director	February 28, 2023
Laurence Goldberg

Signature	Title	Date

/s/ Betty Hung	Director	February 28, 2023
Betty Hung

/s/ Ronald D. McCray	Director	February 28, 2023
Ronald D. McCray

/s/ Amy McIntosh	Director	February 28, 2023
Amy McIntosh

/s/ Gwen Reinke	Director	February 28, 2023
Gwen Reinke

/s/ Maneet S. Saroya	Director	February 28, 2023
Maneet S. Saroya